                                 EXHIBIT 10.14

                           PREMIUM CONTRIBUTION PLAN

                            Symphonix Devices, Inc.

                           PREMIUM CONTRIBUTION PLAN

                                 PLAN DOCUMENT




                           Effective November 1, 1998
                   As Amended and Restated on January 1, 1999

                               TABLE OF CONTENTS



SECTION I - ESTABLISHMENT AND PURPOSE....................................  1

  1.1   Establishment and Purpose........................................  1

  1.2   Original Effective Date..........................................  1

  1.3   Amendment and Restatement........................................  1

SECTION II - DEFINITIONS.................................................  2

  2.1   Account..........................................................  2

  2.2   Affiliated Organization..........................................  2

  2.3   Beneficiary or Beneficiaries.....................................  2

  2.4   Code.............................................................  2

  2.5   Employee.........................................................  2

  2.6   Employer.........................................................  2

  2.7   Participant......................................................  2

  2.8   Plan.............................................................  2

  2.9   Plan Administrator...............................................  2

  2.10  Plan Year........................................................  3

  2.11  Salary Reduction Agreement.......................................  3

  2.12  Salary Reduction Contribution....................................  3

  2.13  Sponsor..........................................................  3

SECTION III - ELIGIBILITY AND PARTICIPATION..............................  4

  3.1   Eligibility and Participation....................................  4

  3.2   Cessation of Participation.......................................  4

  3.3   Reinstatement of Former Participant..............................  4

SECTION IV - SALARY REDUCTION............................................  5

  4.1   Salary Reduction Contributions...................................  5

  4.2   Salary Reduction Agreement.......................................  5

  4.3   Maximum Amount of Contributions..................................  6

  4.4   Notification.....................................................  6

  4.5   Return or Recharacterization of Contributions....................  6

SECTION V - PARTICIPANT ACCOUNTS.........................................  7

  5.1   Establishment of Accounts........................................  7

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                               Table of Contents
                                  (continued)

SECTION VI - BENEFIT ELECTIONS........................................................................    8

  6.1   Benefits Provided.............................................................................    8

  6.2   Benefit Cost..................................................................................    8

  6.3   Election Procedure............................................................................    8

SECTION VII - PLAN BENEFITS...........................................................................   10

  7.1   Benefit Options...............................................................................   10

  7.2   Benefit Descriptions..........................................................................   10

  7.3   Beneficiary Designation.......................................................................   10

SECTION VIII - ADMINISTRATION.........................................................................   11

  8.1   Appointment of the Plan Administrator.........................................................   11

  8.2   Powers and Responsibilities...................................................................   11

  8.3   Allocation of Duties and Responsibilities.....................................................   12

  8.4   Expenses......................................................................................   12

  8.5   Liabilities...................................................................................   12

  8.6   Claims Procedures.............................................................................   12

SECTION IX - AMENDMENT, TERMINATION, AND MERGER.......................................................   14

  9.1   Amendment and Termination.....................................................................   14

  9.2   Successor Employer............................................................................   14

  9.3   Action by Symphonix...........................................................................   14

SECTION X - MISCELLANEOUS.............................................................................   15

  10.1  Nonguarantee of Employment....................................................................   15

  10.2  Mailing Notices...............................................................................   15

  10.3  Submitting Notices............................................................................   15

  10.4  Gender and Number.............................................................................   15

  10.5  Applicable Law................................................................................   15

  10.6  Consolidated Omnibus Budget Reconciliation Act of 1985........................................   15

  10.7  Family and Medical Leave Act..................................................................   15

  10.8  Official Document.............................................................................   16

APPENDIX A - BENEFITS AND COSTS.......................................................................   17

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SECTION I - ESTABLISHMENT AND PURPOSE

1.1  Establishment and Purpose

     Symphonix Devices, Inc. (Symphonix), has established the Symphonix Devices, Inc. Premium Contribution Plan (Plan) to provide taxable and nontaxable benefits to Employees and to permit those Employees to choose which of the benefits they wish to receive. The Plan is intended to meet the requirements of Section 125 of the Internal Revenue Code of 1986 and is to be interpreted in a manner consistent with the requirements thereof.

1.2  Original Effective Date

     This Plan originally became effective November 1, 1998.

1.3  Amendment and Restatement

     This Plan has been amended and restated as of January 1, 1999.

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SECTION II - DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings when capitalized:

2.1  Account

     The Account established by Symphonix pursuant to Section 5 to which a Participant's Salary Reduction Contributions are credited.

2.2  Affiliated Organization

     Any organization which is affiliated with Symphonix organized under the laws of any State.

2.3  Beneficiary or Beneficiaries

     The covered dependent(s) of a Participant, or the individual(s) designated as beneficiary of a Participant's benefit under the Plan pursuant to
     Section 7.3.

2.4  Code

     The Internal Revenue Code of 1986, as it may be amended from time to time.

2.5  Employee

     Any individual who is employed by Symphonix, or by any Affiliated Organization who has adopted the Plan, and who meets the eligibility requirements specified in Section 3 and elects to participate in the benefit plans described in Appendix A, other than a person who would be treated as an employee by Symphonix under Section 414(n).

2.6  Employer

     Symphonix, any predecessor or successor entity, and any other Affiliated Organization that shall adopt the Plan with the consent of Symphonix.

2.7  Participant

     Any Employee of Symphonix, who has met the eligibility requirements of
     Section 3 and who has made benefit elections pursuant to a Salary Reduction Agreement in accordance with Section 4.2.

2.8  Plan

     The Symphonix Devices, Inc. Premium Contribution Plan as set forth herein and as amended from time to time.

2.9  Plan Administrator

     The person, persons or entity appointed by Symphonix pursuant to Section 8 to manage and administer the Plan.

2.10  Plan Year

      The period beginning on January 1 and ending on December 31 of the same year.

2.11  Salary Reduction Agreement

      The agreement between the Participant and Symphonix pursuant to Section
      4.2 under which the Participant elects between taxable and nontaxable benefits under the Plan.

2.12  Salary Reduction Contribution

      The amount of compensation which a Participant elects to forego pursuant to a Salary Reduction Agreement and which Symphonix contributes to the Plan for the purchase of benefits for the Participant pursuant to Section 4.

2.13  Sponsor

      Symphonix Devices, Inc.

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SECTION III - ELIGIBILITY AND PARTICIPATION

3.1  Eligibility and Participation

     Each Employee shall be eligible to participate in the Plan as of the later of the Effective Date or upon date of hire by making benefit elections pursuant to a Salary Reduction Agreement in accordance with Section 4.2. . Full-time work is 30 hours or more per week. The effective date of such benefit elections shall be determined in accordance with the provisions of
     Section 4.2(d) and Section 6.

3.2  Cessation of Participation

     A Participant shall cease to be a Participant as of the earliest of (a) the date on which the Plan terminates, (b) the date on which his Salary Reduction Agreement under the Plan expires or is terminated, or (c) the date on which he ceases to be an Employee.

3.3  Reinstatement or Former Participant

     A former Participant whose participation in the Plan had ceased due to cessation of employment with Symphonix, and who returns to employment, must meet Symphonix's then current entry guidelines to participate in the Plan.

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SECTION IV - SALARY REDUCTION

4.1  Salary Reduction Contributions

     With the consent of the Plan Administrator, Participants may elect each Plan Year to make Salary Reduction Contributions, pursuant to a Salary Reduction Agreement, under the terms of Section 4.2, to purchase the benefits provided under Section 7 of this Plan.

4.2  Salary Reduction Agreement

     (a) Nature of Agreement The Salary Reduction Agreement shall be a legally binding agreement (on a form prescribed by the Plan Administrator) under which the Participant agrees to reduce the compensation otherwise payable to him thereafter by a specified amount or, upon notice from the Plan Administrator, fails to decline coverage under the Plan. The Salary Reduction amount may change within a Plan Year if any third party insurance company providing the selected benefits adjusts the amount it charges for such coverage. Symphonix agrees to apply the total amount of Salary Reduction Contributions elected by the Participant toward the purchase of benefits elected under Section
          6. The Salary Reduction Agreement may take the form of a benefit election form under the Plan.

     (b) Agreement Election Period With respect to any given Plan Year, a Participant may enter into a Salary Reduction Agreement with Symphonix only during the Annual Election Period provided for under Section 6.3(a).

     (c) Timing of Salary Reduction The reduction of a Participant's compensation that is used for the purpose of providing benefits elected under Section 6 shall be done on a monthly, semi-monthly, biweekly, weekly or other periodic basis in accordance with the Participant's payroll period.

     (d) Effective Date A Participant's Salary Reduction Agreement shall be effective as soon as practicable following the day the agreement is received in executed form by the Plan Administrator, but not before the beginning of the Plan Year to which the Agreement applies or the date of the commencement of the Participant's participation in the Plan.

     (e) Amendment or Termination of Agreement A Participant may amend or terminate his Salary Reduction Agreement only at such time as he is permitted to change his benefit election under Section 6.3(d). A Participant's amended Salary Reduction Agreement, if consistent with
          Section 6.3(d), shall be effective as soon as practicable following the date the amended agreement is received in executed form by the Plan Administrator, but not before the earlier of the beginning of the Plan Year to which it applies or the occurrence of an event specified in Section 6.3(d), provided that the amendment is on account of that change. The Plan Administrator may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times a Participant may amend his Salary Reduction Agreement during any Plan Year.

     (f) Transfer to Affiliated Organization; Termination of Employment A Participant's Salary Reduction Agreement shall automatically terminate if the Participant terminates his employment with Symphonix or transfers to an Affiliated Organization which has not adopted the Plan. If such Participant (or former Participant) subsequently returns to the employment of Symphonix, the Participant shall, subject to the eligibility and participation requirements set forth in Section 3, be permitted to execute a new Salary Reduction Agreement and resume having Salary Reductions made on his behalf. A Participant's Salary Reduction Agreement shall continue in effect (so long as it was not based on a negative enrollment) if the Participant transfers to an Affiliated Organization which has adopted the Plan.

4.3  Maximum Amount of Contributions

     The amount of Salary Reduction Contributions permitted shall be limited to a maximum determined by Symphonix each year.

4.4  Notification

     Before making annual benefit elections, all Participants shall be notified of the maximum amount of Salary Reduction Contributions they may elect to make.

4.5  Return or Recharacterization of Contributions

     Notwithstanding any provision in this Plan to the contrary, in the event the Plan Administrator determines that the Plan may be discriminatory under the Code, a Participant's Salary Reduction Agreement may be: (a) disregarded to the extent necessary to prevent such discrimination and, as a result, the amount of Salary Reduction Contributions which would otherwise have been made pursuant to such Agreement may instead be paid directly to the Participant as additional compensation; or (b) recharacterized as after-tax Employee Contributions, which are voluntary nondeductible Employee contributions.

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SECTION V - PARTICIPANT ACCOUNTS

5.1  Establishment of Accounts

     Symphonix shall create and maintain a bookkeeping account on behalf of each Participant who elects to have Salary Reduction Contributions made to the Plan. Each Participant's Account shall be divided into subaccounts which shall be established, as necessary, and credited with a Participant's Salary Reduction Contributions for benefits provided under Section 7 of the Plan and listed in Appendix A.

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SECTION VI - BENEFIT ELECTIONS

6.1  Benefits Provided

     A Participant may elect, pursuant to the procedures described in Section 6.3, to purchase benefits under Section 7 of the Plan through Salary Reduction Contributions or with after-tax Employee contributions.

6.2  Benefit Cost

     The cost to Participants of any benefits provided under the Plan shall be determined by Symphonix, regardless of the method of funding the Plan.

     (a) Current Cost The currently effective costs of the benefits provided under the Plan are set forth in Appendix A to the Plan. Appendix A may be amended from time to time to reflect, among other things, changes in the rates charged by third party insurance companies.

     (b) Cost Review Each year, Symphonix shall review the costs of the benefits provided under the Plan. Symphonix may at any time make changes to these costs at its discretion and shall amend Appendix A to reflect such changes.

     (c) Notification Before making their annual benefit elections, all eligible Employees and Participants shall be notified as to the currently effective costs of the benefits provided under the Plan.

6.3  Election Procedure

     (a) Annual Election Period Each year, during the period beginning on December 1 and ending on December 31 or, in the case of new Participant, during the period beginning on his date of employment and ending on the first day on which he becomes eligible to participate, each Participant shall complete an election form indicating which of the benefits, or combination of benefits, provided, under Section 7 herein, he has elected or, at the discretion of Symphonix, declined coverage under the Plan upon written notice to Symphonix.

     (b) Effective Period An election made under Section 6.3(a) shall be effective only during the Plan Year for which the election is made. Once made, such election, or a failure to make such an election, shall be irrevocable as to the Plan Year to which it applies, except as provided in Sections 6.3(d) and 6.3(i).

     (c) Elections Irrevocable All elections made by a Participant can be changed for the following Plan Year during the Annual Election Period described in Section 6.3(a). Once a Plan Year has commenced, a Participant shall not be permitted to revoke an election which applies to that Plan Year or reallocate his Salary Reduction Contributions among a different mix of benefits, except as provided in Section 6.3(d).

     (d) Special Rule Notwithstanding the foregoing, a Participant may revoke a benefit election (including, but not limited to, an election not to receive benefits under the Plan) after the Plan Year has commenced and make a new election with respect to the remainder of the Plan Year if both the revocation and new election are on account of and consistent with a Change in Family Status pursuant to Section 3(e).

     (e) Change in Family Status For purposes of this Plan, the following events shall constitute a Change in Family Status:

          (i) Legal marital status. Events that change Employee's legal marital status, including marriage, death of Employee's spouse, divorce, legal separation, or annulment;

          (ii) Number of dependents. Events that change the number of Employee's dependents (as defined in IRC

                Section 152), including birth, adoption, placement for adoption (as defined in IRS Regulations under Section 9801), or death of a dependent;

          (iii) Employment status. A termination or commencement by Employee, Employee's spouse, or Employee's dependent;

          (iv) Work schedule. A reduction or increase in Employee's hours of employment, or those of Employee's spouse or dependent, including a switch between part-time and full-time, a strike or lockout, or commencement or return from an unpaid leave of absence;

          (v) Dependent satisfies or ceases to satisfy the requirements for unmarried dependents. An event that causes Employee's dependent to satisfy or cease to satisfy the requirements for coverage due to attainment of age, student status, or any similar circumstance as provided in the accident or health plan under which the Employee receives coverage;

          (vi) Residence or worksite. A change in Employee's place of residence or work, or that of Employee's spouse or dependent; and

          (vii) Enrollment in health coverage. Employee's enrollment in health coverage pursuant to IRS Regulations under Section 9801.

     (f) Allocation of Salary Reduction Contributions Election of benefits by a Participant in accordance with Section 6.3(a) and 6.3(d) shall constitute authorization for the Plan Administrator to allocate the Participant's Salary Reduction Contributions made on behalf of the Participant as necessary to purchase the benefits elected.

     (g) Procedures The Plan Administrator shall specify the procedures to be followed in the distribution, completion and collection of the benefit election forms. The Plan Administrator may specify any other administrative procedures deemed necessary to implement and administer the Plan.

     (h) Notification Before making their annual benefit elections, all eligible Employees and Participants shall be notified of any administrative procedures involved in the benefit election process.

     (i) Failure to Submit an Election Form An Employee eligible to participate in the Plan but failing to submit a completed election form to the Plan Administrator on or before the specified due date for the first Plan Year for which he is eligible shall be deemed not to be a Participant. Upon failure to submit a completed election form in subsequent Plan Years, the Employee shall be deemed to have made the same election as was in effect on the last day of the Preceding Plan Year. If the Employee is deemed to be a Participant, he shall also be deemed to have agreed to a reduction of his compensation for the Plan Year equal to the Participant's share of the costs of such insured benefits, as set forth in Appendix A.

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SECTION VII - PLAN BENEFITS

7.1  Benefit Options

     Participants may elect, in accordance with the procedures outlined in
     Section 6, any of the benefits listed in Appendix A in which they are eligible to participate. Each year, Symphonix shall review the benefits provided under the Plan. Symphonix may make changes to these benefits at its discretion and shall amend Appendix A to reflect such changes and shall notify Employees of such changes.

7.2  Benefit Descriptions

     Detailed descriptions of each benefit offered under the Plan are contained in the separate written plan of benefits.

7.3  Beneficiary Designation

     The Participant shall designate the individual(s) who may receive benefits under the Plan due to the Employee's status as a Participant as follows:

     (a) Covered Dependents Where applicable, the Participant shall designate his dependent(s) who shall be covered under the Plan on a form provided by the Plan Administrator, and shall provide such additional information regarding the covered dependent(s) as deemed necessary by the Plan Administrator with regard to the benefit coverage provided.

     (b) Beneficiary The Participant shall elect, on a form provided by the Plan Administrator, the individual(s) who shall receive any benefit under the Plan upon the Participant's death.

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SECTION VIII - ADMINISTRATION

8.1  Appointment of the Plan Administrator

     Symphonix shall designate the Plan Administrator who shall administer Symphonix's Plan. Such Plan Administrator may consist of an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of Symphonix, a consulting firm or other independent agent, or Symphonix itself. The Plan Administrator shall be charged with the full power and the responsibility for administering the Plan in all its details. If no Plan Administrator has been appointed by Symphonix, or if the person designated as Plan Administrator by Symphonix is not available to serve as such for any reason, Symphonix shall be deemed to be the Plan Administrator of the Plan. The Plan Administrator may be removed by Symphonix, or may resign by giving notice in writing to Symphonix, and in the event of the removal, resignation, death or other termination of service by the Plan Administrator, Symphonix shall, as soon as practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties and obligations of the predecessor Plan Administrator.

8.2  Powers and Responsibilities

     (a) Administration of the Plan The Plan Administrator shall have all powers necessary to administer this Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an Employee's eligibility to participate in the Plan; to determine the amount, manner, and timing of any payment of benefits or change of accordance with Section 8.6 of the Plan; and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Plan Administrator's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Plan Administrator shall be final, conclusive and binding. All actions by the Plan Administrator shall be taken pursuant to uniform standards applied to all persons similarly situated. The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

     (b) Records and Reports The Plan Administrator shall be responsible for maintaining sufficient records to reflect the compensation of each Participant for purposes of determining the amount of contributions that may be made by others on behalf of the Participant under the Plan. The Plan Administrator shall be responsible for submitting all required reports and notifications relating to the Plan to Participants or their Beneficiaries, the Internal Revenue Service and the Department of Labor.

     (c) Rules and Decisions The Plan Administrator may adopt such rules as it deems necessary, desirable or appropriate in the administration of the Plan. All rules and decisions of the Plan Administrator shall be applied uniformly and consistently to all Employees and Participants in similar circumstances. When making a determination or calculation, the Plan Administrator may rely upon all such information so furnished, including the Participant's, former Participant's or Beneficiary's current mailing address.

8.3  Allocation of Duties and Responsibilities

     The Plan Administrator may, by written instrument, designate persons other than the Plan Administrator to carry out any of its duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of Symphonix is so designated, such person must acknowledge acceptance of the allocated duties and responsibilities in writing. All such instruments shall be attached to, and made part of, the Plan.

8.4  Expenses

     Symphonix shall pay all expenses authorized and incurred by the Plan Administrator in the administration of the Plan, unless, by agreement or common practice, the Plan Administrator absorbs such expenses.

8.5  Liabilities

     Symphonix agrees to indemnify any Employee, person or entity serving as the Plan Administrator or as a member of a committee designated as Plan Administrator (including any Employee, person or entity who formerly served as Plan Administrator or as a member of such committee) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by Symphonix) occasioned by any act or failure to act in connection with the Plan, except where such act, or failure to act, is the result of willful neglect or gross negligence on the part of such Employee, person or entity.

8.6  Claims Procedures

     (a) Filing a Claim Any Participant or Beneficiary under the Plan may file aritten claim for a Plan benefit with the Plan Administrator or with a person named by the Plan Administrator to receive claims under the Plan. Notwithstanding any other language in this Section 8.6, any claim which arises under any benefit program listed on Appendix A shall not be subject to review under this Plan but rather shall be subject to review under the provisions of the specific programs listed on Appendix A.

     (b) Notice of Denial of Claim In the event of denial or limitation of any benefit or payment due to or requested by any Participant or Beneficiary under the Plan ("Claimant"), the Claimant shall be given written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it shall contain a description of any other material or information necessary for the Claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification shall be given to a Claimant within 60 days after receipt of his claim by the Plan Administrator or, within 120 days if special circumstances require an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said sixty (60) day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

     (c) Right of Review In the event of a denial or limitation of his benefit, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Plan Administrator issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Plan Administrator; provided, however, that such written request must be received by the Plan Administrator (or its delegate) within sixty
          (60) days after receipt by the Claimant of written notification of the denial or limitation of the claim. In appropriate cases, the Plan Administrator may waive the sixty (60) day requirement.

     (d) Decision on Review A decision shall be rendered by the Plan Administrator within sixty (60) days after the receipt of the request for review, provided that, where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days, but in no event shall the decision be rendered more than one hundred twenty
          (120) days after the receipt of such request for review. Any decision by the Plan Administrator shall be furnished to the Claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

--------------------------------------------------------------------------------
SECTION IX - AMENDMENT, TERMINATION, AND MERGER

9.1  Amendment and Termination

     The Plan may at any time and from time to time be amended, modified or terminated by written instrument executed by a duly authorized representative of Symphonix. Any such amendment, modification, or termination shall become effective on such date as Symphonix shall determine and may apply to persons eligible to receive benefits or persons receiving benefits under the Plan at the time thereof, or both, as well as to persons who otherwise would be eligible to receive benefits in the future, provided, however, that no such amendment, modification, or termination shall deprive any Participant of any benefits attributable to reduction in his compensation made prior to the date of such amendment, modification, or termination.

9.2  Successor Employer

     In the event of the dissolution, merger, consolidation, or reorganization of Symphonix, provision may be made by which the Plan shall be continued by the successor employer, in which case such successor employer shall be substituted for Symphonix under the Plan, as shall constitute an assumption of Plan liabilities by the successor employer, and the successor employer shall have all the powers, duties, and responsibilities of Symphonix under the Plan.

9.3  Action by Symphonix

     Any action by Symphonix under this Plan shall be by any individual duly authorized by Symphonix to take such action.

--------------------------------------------------------------------------------
SECTION X - MISCELLANEOUS

10.1  Nonguarantee of Employment

      Nothing contained in this Plan shall be construed as a contract of employment between Symphonix and any Employee, or as a right of any Employee to be continued in the employment of Symphonix, or as a limitation of the right of Symphonix to discharge any of its Employees, with or without cause.

10.2  Mailing Notices

      Notices, accountings and reports required to be given by the Plan Administrator may be given by personal delivery or by mail, addressed to the party involved at the last address of such party recorded on the general address files of the Plan Administrator. If given by mail, the date of mailing shall be deemed to be the date as of which the same was given or furnished to the addressee. Any notice required under the Plan may be waived in writing by the person entitled to such notice.

10.3  Submitting Notices

      All notices, designations and elections of Participants shall be submitted to the Plan Administrator on forms and to the address specified by the Plan Administrator.

10.4  Gender and Number

      Whenever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

10.5  Applicable Law

      This Plan shall be construed and enforced in accordance with the laws of the State of California to the extent not superseded by federal law.

10.6  Consolidated Omnibus Budget Reconciliation Act of 1985

      Notwithstanding anything in the Plan to the contrary, to the extent required by Code Section 4980B and the Proposed Treasury Regulations thereunder (COBRA), a Qualified Beneficiary who would lose coverage under an insurance contract or under the Health Care Expense Account upon the occurrence of a qualifying event (as defined in Code Section 4980B(f)(3)) shall be permitted to continue coverage under the Plan by electing to make the applicable contributions, on an after-tax basis, in accordance with procedures established by the Administrator that are consistent with COBRA. Symphonix shall provide notice to each covered Employee and his Spouse of their rights under COBRA accordance with applicable law.

10.7  Family and Medical Leave Act

      Notwithstanding anything in the Plan to the contrary, to the extent Symphonix is subject to the provisions of the Family and Medical Leave Act
      (FMLA) and the regulations thereunder, an Employee on leave of absence under FMLA may choose to continue coverage under the Plan by making the applicable contributions in the following modes as permitted under the rules established by the Administrator and in compliance with the FMLA regulations:


(a) Pre-payment made prior to the commencement of the FMLA period on a pre-tax or after-tax basis; or,
(b) Pay-as-you-go basis during the term of the leave on an after-tax basis or pre-tax basis to the extent that the contributions are made from taxable compensation; or,
  (c) Catch-up option so long as the employer and the Participant have agreed in advance of the coverage period that the Employer will recoup contributions on a pre-tax basis when the Participant returns from FMLA leave.

      An Employee on FMLA leave may also revoke an existing election for the remainder of the coverage period (i.e., to the end of the Plan Year) or elect to be reinstated upon return from FMLA leave.

      Where FMLA leave spans two cafeteria Plan Years, the Employee on FMLA leave may only make an election for the remainder of the Plan Year in which the FMLA leave begins.

10.8  Official Document

      This document, together with all attachments and appendices, constitutes the entire Plan, and it is the official Plan Document which sets forth in particularly the terms and conditions of the Plan. Any discrepancy between the terms, condition or language contained in this Plan document and the terms, conditions or language of other documents will be resolved in accordance with this Plan Document. If there are differences in interpretations between this Plan Document and other documents, the interpretation of this Plan Document shall prevail.

IN WITNESS WHEREOF, the undersigned authorized representative of Symphonix has executed this amended and restated Plan this _________ day of ___________________, 19 ___, on behalf of Symphonix to evidence the adoption of the Plan as set forth herein.

                                        (Full Name)


                                        By:____________________________________



Attest:


By      ___________________________

Title   ___________________________

                                  APPENDIX A

                            Symphonix Devices, Inc.
                           Premium Contribution Plan

                               BENEFITS & COSTS

Effective Date

Effective January 1, 1999, the benefits and costs under the Plan are as follows:

Benefits

Benefits are available to Participants under the health plans sponsored by Symphonix. A copy of the Plan document and its appendices are attached hereto.

Cost

The following schedule of bi-weekly contributions states the amount of premiums required to pay the cost of the benefits elected by a Participant, subject to the limitations set forth in the Symphonix Devices, Inc. Premium Contribution Plan.



                            Bi-Weekly Contributions
                  (for the period beginning January 1, 1999)

Coverage                 Employee   Employee     Employee     Employee
                                    + Spouse   + Child(ren)   + Family

HMO

  PacifiCare               $    0     $    0        $    0      $    0
  United Healthcare        $    0     $    0        $    0      $    0
  Blue Shield              $    0     $    0        $    0      $    0
  CIGNA                    $ 4.62     $ 6.92        $ 6.92      $ 9.23


PPO

  PacifiCare               $10.15     $33.69        $33.69      $50.77
  United Healthcare        $ 7.85     $26.77        $26.77      $40.15
  Blue Shield              $10.15     $33.69        $33.69      $50.77
  CIGNA                    $13.85     $46.15        $46.15      $69.23